Exhibit 4.01

SUPPLEMENTAL TRUST INDENTURE
FROM
NORTHERN STATES POWER COMPANY
(A MINNESOTA CORPORATION)
TO
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
DATED MAY 1, 2014
SUPPLEMENTAL TO TRUST INDENTURE
DATED FEBRUARY 1, 1937
AND
SUPPLEMENTAL AND RESTATED
TRUST INDENTURE
DATED MAY 1, 1988

CHI-1927023v4

i

Supplemental Trust Indenture, made effective as of the 1st day of May, 2014, by and between NORTHERN STATES POWER COMPANY (formerly Northern Power Corporation), a corporation duly organized and existing under and by virtue of the laws of the State of Minnesota, having its principal office in the City of Minneapolis, Minnesota (the “Company”), party of the first part, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized and existing under and by virtue of the laws of the United States, having a corporate trust office in the City of Chicago, Illinois (as successor trustee to Harris Trust and Savings Bank and BNY Midwest Trust Company), as trustee (the “Trustee”), party of the second part;
WITNESSETH:
WHEREAS, a predecessor in interest to the Company, Xcel Energy Inc. (formerly Northern States Power Company), a corporation duly organized and existing under and by virtue of the laws of the State of Minnesota (the “Predecessor Company”) has heretofore executed and delivered to the Trustee its Trust Indenture (the “1937 Indenture”), made as of February 1, 1937, whereby the Predecessor Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee and to its respective successors in trust, all property, real, personal and mixed then-owned or thereafter acquired or to be acquired by the Predecessor Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Predecessor Company in and by the provisions of the 1937 Indenture, to be held by said Trustee in trust in accordance with the provisions of the 1937 Indenture for the equal pro rata benefit and security of all and each of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and
WHEREAS, the Predecessor Company heretofore has executed and delivered to the Trustee a Supplemental Trust Indenture, made as of June 1, 1942, whereby the Predecessor Company conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the date of the 1937 Indenture; and
WHEREAS, the Predecessor Company heretofore has executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the 1937 Indenture certain additional covenants, conditions and agreements to be observed by the Predecessor Company, created the following series of First Mortgage Bonds:

Date of Supplemental Trust Indenture	Designation of Series
February 1, 1944	Series due February 1, 1974 (retired)
October 1, 1945	Series due October 1, 1975 (retired)
July 1, 1948	Series due July 1, 1978 (retired)
August 1, 1949	Series due August 1, 1979 (retired)
June 1, 1952	Series due June 1, 1982 (retired)
October 1, 1954	Series due October 1, 1984 (retired)
September 1, 1956	Series due 1986 (retired)
August 1, 1957	Series due August 1, 1987 (redeemed)
July 1, 1958	Series due July 1, 1988 (retired)
December 1, 1960	Series due December 1, 1990 (retired)
August 1, 1961	Series due August 1, 1991 (retired)
June 1, 1962	Series due June 1, 1992 (retired)
September 1, 1963	Series due September 1, 1993 (retired)
August 1, 1966	Series due August 1, 1996 (redeemed)
June 1, 1967	Series due June 1, 1995 (redeemed)
October 1, 1967	Series due October 1, 1997 (redeemed)
May 1, 1968	Series due May 1, 1998 (redeemed)
October 1, 1969	Series due October 1, 1999 (redeemed)
February 1, 1971	Series due March 1, 2001 (redeemed)
May 1, 1971	Series due June 1, 2001 (redeemed)
February 1, 1972	Series due March 1, 2002 (redeemed)
January 1, 1973	Series due February 1, 2003 (redeemed)
January 1, 1974	Series due January 1, 2004 (redeemed)
September 1, 1974	Pollution Control Series A (redeemed)
April 1, 1975	Pollution Control Series B (redeemed)
May 1, 1975	Series due May 1, 2005 (redeemed)
March 1, 1976	Pollution Control Series C (retired)
June 1, 1981	Pollution Control Series D, E and F (redeemed)
December 1, 1981	Series due December 1, 2011 (redeemed)
May 1, 1983	Series due May 1, 2013 (redeemed)
December 1, 1983	Pollution Control Series G (redeemed)
September 1, 1984	Pollution Control Series H (redeemed)
December 1, 1984	Resource Recovery Series I (redeemed)
May 1, 1985	Series due June 1, 2015 (redeemed)
September 1, 1985	Pollution Control Series J, K and L (redeemed)
July 1, 1989	Series due July 1, 2019 (redeemed)
June 1, 1990	Series due June 1, 2020 (redeemed)
October 1, 1992	Series due October 1, 1997 (retired)
April 1, 1993	Series due April 1, 2003 (retired)
December 1, 1993	Series due December 1, 2000 (retired), and December 1, 2005 (retired)
February 1, 1994	Series due February 1, 1999 (retired)
October 1, 1994	Series due October 1, 2001 (retired)

Date of Supplemental Trust Indenture	Designation of Series
June 1, 1995	Series due July 1, 2025
April 1, 1997	Pollution Control Series M (redeemed), N (redeemed), O (redeemed) and P (redeemed)
March 1, 1998	Series due March 1, 2003 (retired), and March 1, 2028
May 1, 1999	Resource Recovery Series Q (retired)
June 1, 2000	Resource Recovery Series R (retired); and

WHEREAS, on August 18, 2000, New Centuries Energies, Inc. was merged with and into the Predecessor Company and the Predecessor Company changed its corporate name from Northern States Power Company to Xcel Energy Inc.; and
WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of August 18, 2000 between the Predecessor Company and the Company, substantially all the assets of the Predecessor Company (other than the stock of the Predecessor Company’s subsidiaries) were conveyed to, and substantially all the liabilities of the Predecessor Company, including liabilities created under the Indenture (as hereinafter defined), were assumed by, the Company (the “Assignment”); and
WHEREAS, pursuant to the Supplemental Trust Indenture dated as of August 1, 2000 among the Predecessor Company, the Company and Harris Trust and Savings Bank, as trustee, the requirements and conditions precedent set forth in the Original Indenture and the Restated Indenture (each as hereinafter defined) with respect to the Assignment were satisfied; and
WHEREAS, the Company heretofore has executed and delivered to the Trustee the following additional Supplemental Trust Indentures, which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it (or, as the case may be, the Predecessor Company) subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the 1937 Indenture certain additional covenants, conditions and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

Date of Supplemental Trust Indenture	Designation of Series
June 1, 2002	Series due August 15, 2003 (retired)
July 1, 2002	Pollution Control Series S (redeemed)
August 1, 2002	Series A and Series B due August 28, 2012 (retired)
May 1, 2003	Series due 2004, extendible through 2006 (retired)
August 1, 2003	Series due August 1, 2006 (retired) and Series due August 1, 2010 (retired)
July 1, 2005	Series due July 15, 2035
May 1, 2006	Series due June 1, 2036

June 1, 2007	Series due July 1, 2037
March 1, 2008	Series due March 1, 2018
November 1, 2009	Series due November 1, 2039
August 1, 2010	Series due August 15, 2015 and Series due August 15, 2040
August 1, 2012	Series due August 15, 2022 and Series due August 15, 2042
May 1, 2013	Series due May 15, 2023

WHEREAS, the 1937 Indenture and all of the foregoing Supplemental Trust Indentures are referred to herein collectively as the “Original Indenture”; and
WHEREAS, the Predecessor Company heretofore has executed and delivered to the Trustee a Supplemental and Restated Trust Indenture, dated May 1, 1988 (the “Restated Indenture”), which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture, amended and restated the Original Indenture (except for those Supplemental Trust Indentures executed after May 1, 1988); and
WHEREAS, the Restated Indenture became effective and operative on July 20, 2005; and
WHEREAS, the Original Indenture, the Restated Indenture and all trust indentures supplemental thereto are referred to herein collectively as the “Indenture”; and
WHEREAS, pursuant to the Agreement of Resignation, Appointment and Acceptance dated as of May 1, 2002 among the Company, BNY Midwest Trust Company, as successor trustee, and Harris Trust and Savings Bank, BNY Midwest Trust Company accepted the rights, powers, duties and obligations of the trustee under the Indenture effective as of May 9, 2002; and
WHEREAS, pursuant to the Transfer and Assumption Agreement dated as of January 1, 2007 between BNY Midwest Trust Company and The Bank of New York Trust Company, N.A. (currently known as The Bank of New York Mellon Trust Company, N.A.), The Bank of New York Trust Company, N.A. accepted the rights, titles and interests of the trustee under the Indenture effective as of January 1, 2007; and
WHEREAS, the Indenture provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and
WHEREAS, the Company is desirous of providing for the creation of a new series of First Mortgage Bonds, said new series of bonds to be designated “First Mortgage Bonds, Series due May 15, 2044” the bonds of such series to be issued as registered bonds without coupons in denominations of a multiple of $1,000 and integral multiples in excess thereof, and the bonds of such series to be substantially in the form and of the tenor following with the redemption prices inserted therein in conformity with the provisions of Section 2.02 hereof, to-wit:
(Form of Bonds of Series due May 15, 2044)

NORTHERN STATES POWER COMPANY
(Incorporated under the laws of the State of Minnesota)

First Mortgage Bond
Series due May 15, 2044

No. _______________	$________________

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]*
NORTHERN STATES POWER COMPANY, a corporation organized and existing under the laws of the State of Minnesota (the “Company”), for value received, hereby promises to pay to Cede & Co. or its registered assigns, at the office of the Trustee, in the City of Chicago, Illinois, or, at the option of the registered owner, at the agency of the Company in the Borough of Manhattan, City and State of New York, an amount equal to [______________________] Dollars in lawful money of the United States of America, on the 15th day of May, 2044 and to pay interest hereon from the date hereof at the rate of 4.125 percent per annum, in like money, until the Company’s obligation with respect to the payment of such principal sum shall be discharged; said interest being payable at the option of the person entitled to such interest either at the office of the Trustee, in Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York, on the 15th day of May and on the 15th day of November in each year, commencing November 15, 2014 provided that as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any May 15 or November 15 will be paid to the person in whose name this bond was registered at the close of business on the record date (the May 1 prior to such May 15 or the November 1 prior to such November 15 (whether or not a business day)). If any interest payment date or date on which the principal of this bond is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of this bond is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this bond is required to be paid. The term “business day” shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of Chicago, Illinois, are closed pursuant to authorization of law.
[EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A

* This legend to be included if the bonds are issued as a global bond in book-entry form.

WHOLE BY THE REGISTERED DEPOSITORY OR BY A NOMINEE OF THE REGISTERED DEPOSITORY TO THE REGISTERED DEPOSITORY, ANOTHER NOMINEE OF THE REGISTERED DEPOSITORY, A SUCCESSOR OF THE REGISTERED DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.]*
This bond is one of a duly authorized issue of bonds of the Company, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenor, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated February 1, 1937 (the “1937 Indenture”), as supplemented by 63 supplemental trust indentures (collectively, the “Supplemental Indentures”), a Supplemental and Restated Trust Indenture dated May 1, 1988 (the “Restated Indenture”) and a new supplemental trust indenture for the bonds of this series (the “Supplemental Trust Indenture”), executed by the Company to THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor trustee to Harris Trust and Savings Bank and BNY Midwest Trust Company), as trustee (the “Trustee”). The 1937 Indenture, as supplemented by the Supplemental Indentures, the Restated Indenture and the Supplemental Trust Indenture, is referred to herein as the “Indenture.” The Restated Indenture amends and restates the 1937 Indenture and certain of the Supplemental Indentures and became effective and operative on July 20, 2005. Reference hereby is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds as to such security and the terms and conditions upon which the bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture upon the happening of a default as provided in the Indenture.
With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of the bonds and the terms and provisions of the Indenture and of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds challenged and disqualified from voting by reason of the Company’s interest therein as provided in the Indenture); provided that without the consent of all holders of all bonds affected no such modification or alteration shall permit the extension of the maturity of the principal of any bond or the reduction in the rate of interest thereon or any other modification in the terms of payment of such principal or interest.
The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and shall not be affected by any notice to the contrary.
At any time prior to November 15, 2043, the Company may redeem the bonds of this series, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of such bonds of this series being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of this series being

* This legend to be included if the bonds are issued as a global bond in book-entry form.

redeemed (excluding the portion of any such accrued and unpaid interest to but excluding the date fixed for redemption), discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to but excluding the date fixed for redemption. At any time on or after November 15, 2043, the Company may redeem, in whole or in part, the bonds of this series at 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to but excluding the date fixed for redemption.
“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of this series being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of this series being redeemed.
“Comparable Treasury Price” means (i) the average of the Reference Treasury Dealer Quotations for the date fixed for redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations for the date fixed for redemption, or (ii) if the Company obtains fewer than four Reference Treasury Dealer Quotations for the date fixed for redemption, the average of all of the Reference Treasury Dealer Quotations for the date fixed for redemption.
“Independent Investment Banker” means each of BMO Capital Markets Corp., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA Inc., or their respective successors or, if such firms or their respective successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
“Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.
“Reference Treasury Dealer” means (1) each of BMO Capital Markets Corp., J.P. Morgan Securities LLC, Mizuho Securities USA Inc., and a Primary Treasury Dealer selected by KeyBanc Capital Markets Inc., and any other Primary Treasury Dealer designated by, and not affiliated with, BMO Capital Markets Corp., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., and Mizuho Securities USA Inc., or their respective successors, provided, however, that if any of the foregoing or any of their respective designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company after consultation with an Independent Investment Banker.
“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., Eastern time, on the third business day preceding the date fixed for redemption.
“Treasury Yield” means, for any date fixed for redemption, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date fixed for redemption. The Treasury Yield will be calculated on the third business day preceding the date fixed for redemption.
Bonds of this series are not subject to a sinking fund.
This bond is transferable as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office of the Trustee in the City of Chicago, Illinois, or at the option of the owner at the agency of the Company in the Borough of Manhattan, City and State of New York, or elsewhere if authorized by the Company, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of taxes or other governmental charges, if any, that may be imposed in relation thereto.
Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.
No charge shall be made by the Company for any exchange or transfer of bonds of this series, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.
The Company shall not be required to issue, transfer or exchange any bond of this series during a period of 10 days immediately preceding any selection of bonds of this series to be redeemed. The Company shall not be required to transfer or exchange any bond of this series called or being called for redemption in its entirety or to transfer or exchange the called portion of a bond of this series which has been called for partial redemption.
No recourse shall be had for the payment of the principal of or the interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of said Indenture, against any incorporator, or any past, present or future shareholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of The Bank of New York Mellon Trust Company, N.A. (as successor trustee to Harris Trust and Savings Bank and BNY Midwest Trust Company), as Trustee under the Indenture, or its successor thereunder.
IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this bond to be executed in its name by its President or a Vice President and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated: ____________ Attest:	NORTHERN STATES POWER COMPANY By: Vice President
(Form of Trustee’s Certificate)
This bond is one of the bonds of the Series designated thereon, described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: Authorized Officer
Dated:

and
WHEREAS, the Company is desirous of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee and to its respective successors in trust, additional property acquired by it subsequent to the date of the preparation of the Supplemental Trust Indenture dated as of May 1, 2013; and
WHEREAS, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the particulars of any new series of bonds and of providing the terms and conditions of the issue of the bonds of any series not expressly provided for in the Indenture and of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and
WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors of the Company; and

WHEREAS, the Trustee has duly determined to execute this Supplemental Trust Indenture and to be bound, insofar as it may lawfully do so, by the provisions hereof;
NOW, THEREFORE, Northern States Power Company, in consideration of the premises and of one dollar duly paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt of which is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with The Bank of New York Mellon Trust Company, N.A. (as successor trustee to Harris Trust and Savings Bank and BNY Midwest Trust Company), as Trustee, and its successors in the trust under the Indenture for the benefit of those who hold or shall hold the bonds, or any of them, issued or to be issued thereunder, as follows:
ARTICLE I
SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY
TO THE LIEN OF THE INDENTURE
SECTION 1.01. The Company, in order to better secure the payment, of both the principal and interest, of all bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions contained in the Indenture, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm, to the Trustee and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in the schedule annexed hereto and marked Schedule A, reference to said schedule being made hereby with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging and in any way appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, products and profits thereof;
Also, in order to subject the personal property and chattels of the Company to the lien of the Indenture and to conform with the provisions of the Uniform Commercial Code, all fossil, nuclear, hydro and other electric generating plants, including buildings and other structures, turbines, generators, exciters, boilers, reactors, nuclear fuel, other boiler plant equipment, condensing equipment and all other generating equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating mains and equipment; gas transmission and distribution systems, including structures, storage facilities, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; telephone plant and related distribution systems; trucks and trailers; office, shop and other buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; materials and supplies; all municipal and other franchises, leaseholds, licenses, permits, privileges, patents and patent rights; all shares of stock, bonds, evidences of indebtedness, contracts, claims, accounts receivable, choses in action and other intangibles, all books of account and other corporate records;
Excluding, however, all merchandise and appliances heretofore or hereafter acquired for the purpose of sale to customers and others;

All the estate, right, title, interest and claim, whatsoever, at law as well as in equity, which the Company now has or hereafter may acquire in and to the aforesaid property and every part and parcel thereof subject, however, to the right of the Company, upon the occurrence and continuation of a Completed Default as defined in the Indenture, to retain in its possession all shares of stock, notes, evidences of indebtedness, other securities and cash not expressly required by the provisions hereof to be deposited with the Trustee, to retain in its possession all contracts, bills and accounts receivable, motor cars, any stock of goods, wares and merchandise, equipment or supplies acquired for the purpose of consumption in the operation, construction or repair of any of the properties of the Company, and to sell, exchange, pledge, hypothecate or otherwise dispose of any or all of such property so retained in its possession, free from the lien of the Indenture, without permission or hindrance on the part of the Trustee, or any of the bondholders. No person in any dealings with the Company in respect of any such property shall be charged with any notice or knowledge of any such Completed Default under the Indenture while the Company is in possession of such property. Nothing contained herein or in the Indenture shall be deemed or construed to require the deposit with, or delivery to, the Trustee of any of such property, except such as is specifically required to be deposited with the Trustee by some express provision of the Indenture;
To have and to hold all said property, real, personal and mixed, granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, to the Trustee and its successors and assigns forever, subject, however, to Permitted Encumbrances and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.
ARTICLE II
FORM AND EXECUTION OF SERIES DUE MAY 15, 2044
SECTION 2.01. There is hereby created, for issuance under the Indenture, a series of bonds designated Series due May 15, 2044, each of which shall bear the descriptive title “First Mortgage Bonds, Series due May 15, 2044,” (such bonds, the “Series 2044 Bonds”) and the form thereof shall contain suitable provisions with respect to the matters hereafter specified in this Section. The Series 2044 Bonds may forthwith be executed by the Company substantially in the form set forth in the recitals, including the relevant provisions as indicated therein, and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of the Indenture and this Supplemental Trust Indenture. The Series 2044 Bonds shall initially be authenticated and delivered in the aggregate principal amount of $300,000,000. The Series 2044 Bonds may be reopened and additional bonds of said series may be issued in excess of the amount initially authenticated and delivered, provided that such additional bonds of said series will contain the same terms (including the maturity date and interest rate), except for the public offering price and the issue date, as the other Series 2044 Bonds. Any such additional Series 2044 Bonds, together with the Series 2044 Bonds initially authenticated, shall constitute a single series for purposes of the Indenture and shall be limited to an aggregate principal amount of $800,000,000. The Series 2044 Bonds shall mature on May 15, 2044, and shall be issued as registered bonds without coupons in denominations of $1,000, and integral multiples in excess thereof. The Series 2044 Bonds shall bear interest at a rate of 4.125% per annum on the principal amount thereof payable semi-annually on May 15 and November 15 of each year, commencing November 15, 2014, and the principal shall be payable at the office of the Trustee in the City of Chicago, Illinois, or at the option of the registered owner at the agency of the Company in the Borough of Manhattan, City and State of New York, in lawful money of the United States of America, and the interest shall be payable in like money at the option of the person entitled to such interest either at said office of the Trustee in the City of Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York. Interest on the Series 2044 Bonds shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or date on which the principal of this bond is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of this bond is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this bond is required to be paid. The Series 2044 Bonds shall be dated as of the date of authentication thereof by the Trustee. The term “business day” shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of Chicago, Illinois, are closed pursuant to authorization of law.
As long as there is no existing default in the payment of interest on the Series 2044 Bonds, the person in whose name any Series 2044 Bond is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of any such Series 2044 Bond subsequent to the Record Date and on or prior to such interest payment date, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Series 2044 Bond is registered on the Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice thereof shall be given to the registered holder of any Series 2044 Bond not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 2044 Bond may be listed, and upon such notice as may be required by such exchange.
The term “Record Date” as used in this Section 2.01 with respect to any interest payment date (May 15 or November 15) shall mean the May 1 prior to such May 15 or the November 1 prior to such November 15 (whether or not a business day).
As used in this Section 2.01, the term “default in the payment of interest” means failure to pay interest on the applicable interest payment date disregarding any period of grace permitted by the Indenture.
The “Special Record Date” as used in this Section 2.01 shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Series 2044 Bond and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such defaulted interest as provided in this Section 2.01. Thereupon the Trustee shall fix a Special

Record Date for the payment of such defaulted interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each holder of the Series 2044 Bonds, at his, her or its address as it appears in the bond register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such defaulted interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted interest shall be paid to the persons in whose names the Series 2044 Bonds are registered on such Special Record Date and shall not be payable pursuant to the paragraph immediately following in this Section 2.01.
The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 2044 Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this Section 2.01, such payment shall be deemed practicable by the Trustee.
SECTION 2.02. At any time prior to November 15, 2043, the Company may redeem the Series 2044 Bonds, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of such Series 2044 Bonds being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Series 2044 Bonds being redeemed (excluding the portion of any such accrued and unpaid interest to but excluding the date fixed for redemption), discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to but excluding the date fixed for redemption. At any time on or after November 15, 2043, the Company may redeem, in whole or in part, the Series 2044 Bonds at 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to but excluding the date fixed for redemption.
“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series 2044 Bonds being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series 2044 Bonds being redeemed.
“Comparable Treasury Price” means (i) the average of the Reference Treasury Dealer Quotations for the date fixed for redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations for the date fixed for redemption, or (ii) if the Company obtains fewer than four Reference Treasury Dealer Quotations for the date fixed for redemption, the average of all of the Reference Treasury Dealer Quotations for the date fixed for redemption.
“Independent Investment Banker” means each of BMO Capital Markets Corp., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA Inc., or their respective successors or, if such firms or their respective successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
“Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.
“Reference Treasury Dealer” means (1) each of BMO Capital Markets Corp., J.P. Morgan Securities LLC, Mizuho Securities USA Inc. and a Primary Treasury Dealer selected by KeyBanc Capital Markets Inc., and any other Primary Treasury Dealer designated by, and not affiliated with, BMO Capital Markets Corp., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., and Mizuho Securities USA Inc., or their respective successors, provided, however, that if any of the foregoing or any of their respective designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company after consultation with an Independent Investment Banker.
“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., Eastern time, on the third business day preceding the date fixed for redemption.
“Treasury Yield” means, for any date fixed for redemption, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date fixed for redemption. The Treasury Yield will be calculated on the third business day preceding the date fixed for redemption.
The Series 2044 Bonds are not subject to a sinking fund.
The redemption prices of the Series 2044 Bonds need not be specified in any temporary bond of said series if an appropriate reference be made in said temporary bond to the provision of this Section.
SECTION 2.03. The registered owner of any Series 2044 Bond or Bonds, at his, her or its option, may surrender the same with other bonds of such series at the office of the Trustee in the City of Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York, or elsewhere if authorized by the Company, for cancellation, in exchange for other bonds of such series of higher or lower authorized denominations, but of the same aggregate principal amount, bearing interest from its date, and upon receipt of any payment required under the provisions of Section 2.04 hereof. Thereupon the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds to such registered owner at its office or at any other place specified as aforesaid.
Notwithstanding any other provisions of the Indenture to the contrary, the Company shall not be required to issue, transfer or exchange any Series 2044 Bond during a period of ten (10) days next preceding any selection of Series 2044 Bonds to be redeemed. The Company shall not be required to transfer or exchange any Series 2044 Bond called or being called for redemption in its entirety or to transfer or exchange the called portion of a Series 2044 Bond which has been called for partial redemption.
SECTION 2.04. No charge shall be made by the Company for any exchange or transfer of Series 2044 Bonds other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.
SECTION 2.05. The Series 2044 Bonds shall be executed on behalf of the Company by its President or one of its Vice Presidents, and its corporate seal shall be thereunto affixed, or printed, lithographed or engraved thereon, in facsimile, and attested by the signature of its Secretary or one of its Assistant Secretaries. Any such signatures may be manual or facsimile signatures and may be imprinted or otherwise reproduced. In case any of the officers who shall have signed any Series 2044 Bonds or attested the seal thereon shall cease to be such officers of the Company before the bonds so signed and sealed actually shall have been authenticated by the Trustee or delivered by the Company, such Series 2044 Bonds nevertheless may be issued, authenticated and delivered with the same force and effect as though the person or persons who signed such bonds and attested the seal thereon had not ceased to be such officer or officers of the Company. Any Series 2044 Bond issuable hereunder may be signed or attested on behalf of the Company by such person as at the actual date of the execution of such Series 2044 Bond shall be the proper officer of the Company, although at the date of such Series 2044 Bond such person shall not have been an officer of the Company.
SECTION 2.06. (a) Except as provided in subsections (c) and (g) of this Section 2.06, the registered holder of all of the Series 2044 Bonds shall be The Depository Trust Company (“DTC”) and such Series 2044 Bonds shall be registered in the name of Cede & Co., as nominee for DTC. Payment of principal of, premium, if any, and interest on any Series 2044 Bonds registered in the name of Cede & Co. shall be made by transfer of New York Federal or equivalent immediately available funds with respect to the Series 2044 Bonds to the account of Cede & Co. on each such payment date for the Series 2044 Bonds at the address indicated for Cede & Co. in the bond register kept by the Trustee.
(b)    The Series 2044 Bonds shall be initially issued in the form of one or more separate single authenticated fully registered certificates in the aggregate principal amount of all Series 2044 Bonds. Upon initial issuance, the ownership of such Series 2044 Bonds shall be registered in the bond register kept by the Trustee in the name of Cede & Co., as nominee of DTC. The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive registered holder of the Series 2044 Bonds registered in its name for the purposes of payment of the principal of, premium, if any, and interest on the Series 2044 Bonds and of giving any notice permitted or required to be given to holders under the Indenture, except as provided in subsection (g) below of this Section 2.06; and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any of DTC’s participants (each a “Participant”), any person claiming a beneficial ownership in the Series 2044 Bonds under or through DTC or any Participant (each a “Beneficial Owner”) or any other person which is not shown on the bond register maintained by the Trustee as being a registered holder, with respect to (1) the accuracy of any records maintained by DTC or any Participant; (2) the payment by DTC or any Participant of any amount in respect of the principal of, premium, if any, or interest on the Series 2044 Bonds; (3) the delivery by DTC or any Participant of any notice to any Beneficial Owner which is permitted or required to be given to registered holders under the Indenture of the Series 2044 Bonds; (4) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the Series 2044 Bonds; or (5) any consent given or other action taken by DTC as bondholder. The Trustee shall pay all principal of, premium, if any, and interest on the Series 2044 Bonds registered in the name of Cede & Co. only to or “upon the order of” (as that term is used in the Uniform Commercial Code as adopted in Minnesota and New York) DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Company’s obligations with respect to the principal of, premium, if any, and interest on such Series 2044 Bonds to the extent of the sum or sums so paid. Except as otherwise provided in subsections (c) and (g) below of this Section 2.06, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of and interest on the Series 2044 Bonds. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of the Indenture with respect to transfers of bonds, the word “Cede & Co.” in this Supplemental Trust Indenture shall refer to such new nominee of DTC.
(c)    If the Company in its discretion determines that it is in the best interest of the Beneficial Owners that they be able to obtain bond certificates for the Series 2044 Bonds or there shall have occurred and be continuing a Completed Default with respect to the Series 2044 Bonds, the Company shall notify DTC and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of bond certificates. In such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article II of the Restated Indenture and Section 2.03 of this Supplemental Trust Indenture. The Company shall pay all costs in connection with the production of bond certificates if the Company makes such a determination under this Section 2.06(c). DTC may determine to discontinue providing its services with respect to the Series 2044 Bonds at any time by giving written notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law. Under such circumstances (if there is no successor book-entry depository), the Company and the Trustee shall be obligated (at the sole cost and expense of the Company) to deliver bond certificates for Series 2044 Bonds as described in this Supplemental Trust Indenture. If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of, premium, if any, and interest on such certificates. Whenever DTC requests the Company and the Trustee to do so, the Company will direct the Trustee (at the sole cost and expense of the Company) to cooperate with DTC in taking appropriate action after reasonable notice (i) to make available one or more separate certificates evidencing the Series 2044 Bonds to any Participant or (ii) to arrange for another book-entry depository to maintain custody of certificates evidencing the Series 2044 Bonds registered in the name of such depository or its nominee. Any successor book-entry depository must be a clearing agency registered with the Securities and Exchange Commission pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and must enter into an agreement with the Company and the Trustee agreeing to act as the depository and clearing agency for the Series 2044 Bonds (except as provided in subsection (g) below of this Section 2.06). After such agreement has become effective, DTC shall present the Series 2044 Bonds for registration of transfer in accordance with Section 2.12 of the Restated Indenture, and the Trustee shall register them in the name of the successor book-entry depository or its nominee and all references thereafter to DTC shall be to such successor book-entry depository. If a successor book-entry depository has not accepted such position before the effective date of DTC’s termination of its services, the book-entry system shall automatically terminate and may not be reinstated without the consent of all registered holders of the Series 2044 Bonds.
(d)    Notwithstanding any other provision of this Supplemental Trust Indenture to the contrary, so long as any Series 2044 Bonds are registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on such Series 2044 Bonds and all notices with respect to such Series 2044 Bonds shall be made and given, respectively, to DTC as provided in the blanket representation letter between DTC and the Company. The Trustee is hereby authorized and directed to comply with all terms of the representation letter to the extent applicable to the Trustee.
(e)    In connection with any notice or other communication to be provided pursuant to the Indenture for the Series 2044 Bonds by the Company or the Trustee with respect to any consent or other action to be taken by the registered holders of the Series 2044 Bonds, the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to DTC shall be given only when DTC is the sole registered holder.
(f)    NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE SERIES 2044 BONDS; (3) THE DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO REGISTERED HOLDERS; (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE SERIES 2044 BONDS; OR (5) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS A REGISTERED HOLDER.
SO LONG AS CEDE & CO. IS THE REGISTERED HOLDER OF THE SERIES 2044 BONDS AS NOMINEE OF DTC, REFERENCES HEREIN TO REGISTERED HOLDERS OF

THE SERIES 2044 BONDS SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE SERIES 2044 BONDS NOR THE PARTICIPANTS.
(g)    The Company, in its sole discretion, may terminate the services of DTC with respect to the Series 2044 Bonds if the Company determines that: (i) DTC (x) is unable to discharge its responsibilities with respect to the Series 2044 Bonds or (y) at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended; or (ii) there shall have occurred and be continuing a Completed Default with respect to the Series 2044 Bonds. The Company, in its sole discretion, may terminate the services of DTC with respect to the Series 2044 Bonds if the Company determines that a continuation of the requirement that all of the outstanding Series 2044 Bonds be registered with the registration books kept by the Trustee in the name of Cede & Co., as nominee of DTC, is not in the best interest of the Beneficial Owners of the Series 2044 Bonds. After such event and if no substitute book-entry depository is appointed by the Company, the bond certificates for the Series 2044 Bonds will be delivered as described in the Indenture.
(h)    Upon the termination of the services of DTC with respect to the Series 2044 Bonds pursuant to subsections (c) or (g) of this Section 2.06 after which no substitute book-entry depository is appointed, the Series 2044 Bonds shall be registered in whatever name or names holders transferring or exchanging the Series 2044 Bonds shall designate in accordance with the provisions of the Indenture.
ARTICLE III
APPOINTMENT OF AUTHENTICATING AGENT
SECTION 3.01. The Trustee shall, if requested in writing so to do by the Company, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate registered Series 2044 Bonds in the name and on behalf of the Trustee. Such appointment by the Trustee shall be evidenced by a certificate of a vice-president of the Trustee delivered to the Company prior to the effectiveness of such appointment.
SECTION 3.02. (a) Any such authenticating agent shall be acceptable to the Company and at all times shall be a corporation, trust company or banking association organized and doing business under the laws of the United States or of any State, shall be authorized under such laws to act as authenticating agent, shall have a combined capital and surplus of at least $10,000,000 and shall be subject to supervision or examination by Federal or State authority. If such corporation, trust company or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
(b)    Any corporation, trust company or banking association into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation, trust company or banking association resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation, trust company or banking association succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.
(c)    Any authenticating agent at any time may resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.
(d)    The Company agrees to pay to any authenticating agent, appointed in accordance with the provisions of Section 3.01 and this Section 3.02, reasonable compensation for its services.
SECTION 3.03. If an appointment is made pursuant to this Article III, the registered Series 2044 Bonds shall have endorsed thereon, in addition to the Trustee’s Certificate, an alternate Trustee’s Certificate in the following form:
(Form of Trustee’s Certificate)
This bond is one of the bonds of the Series designated thereon, described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: Authenticating Agent
By: Authorized Officer
Dated: ____________________________

SECTION 3.04. No provision of this Article III shall require the Trustee to have at any time more than one such authenticating agent for any one State or to appoint any such authenticating agent in the State in which the Trustee has its principal place of business.

ARTICLE IV
FINANCING STATEMENT TO COMPLY WITH
THE UNIFORM COMMERCIAL CODE
SECTION 4.01. The name and address of the debtor and secured party are set forth below:

Debtor:	Northern States Power Company 414 Nicollet Mall Minneapolis, Minnesota 55401
Secured Party:	The Bank of New York Mellon Trust Company, N.A., Trustee 2 North LaSalle Street Suite 1020 Chicago, Illinois 60602
NOTE: Northern States Power Company, the debtor above named, is “a transmitting utility” under the Uniform Commercial Code as adopted in Minnesota, North Dakota and South Dakota.
SECTION 4.02. Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section at length.
SECTION 4.03. The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Indenture and this Supplemental Trust Indenture, reference to all of which for the terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows:

First Mortgage Bonds	Principal Amount
Series due July 1, 2025	$250,000,000
Series due March 1, 2028	$150,000,000
Series due July 15, 2035	$250,000,000
Series due June 1, 2036	$400,000,000
Series due July 1, 2037	$350,000,000
Series due March 1, 2018	$500,000,000
Series due November 1, 2039	$300,000,000
Series due August 15, 2015	$250,000,000
Series due August 15, 2040	$250,000,000
Series due August 15, 2022	$300,000,000
Series due August 15, 2042	$500,000,000
Series due May 15, 2023	$400,000,000
Series due May 15, 2044	$300,000,000

SECTION 4.04. This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the Series mentioned above secured by said Indenture and this Supplemental Trust Indenture.
SECTION 4.05. The 1937 Indenture, the Restated Indenture and the prior Supplemental Indentures, as set forth below, have been filed or recorded in each and every office in the States of Minnesota, North Dakota and South Dakota designated by law for the filing or recording thereof in respect of all property of the Company subject thereto:

Original Indenture Dated February 1, 1937	Supplemental Indenture Dated December 1, 1983
Supplemental Indenture Dated June 1, 1942	Supplemental Indenture Dated September 1, 1984
Supplemental Indenture Dated February 1, 1944	Supplemental Indenture Dated December 1, 1984
Supplemental Indenture Dated October 1, 1945	Supplemental Indenture Dated May 1, 1985
Supplemental Indenture Dated July 1, 1948	Supplemental Indenture Dated September 1, 1985
Supplemental Indenture Dated August 1, 1949	Supplemental and Restated Indenture Dated May 1, 1988
Supplemental Indenture Dated June 1, 1952	Supplemental Indenture Dated July 1, 1989
Supplemental Indenture Dated October 1, 1954	Supplemental Indenture Dated June 1, 1990
Supplemental Indenture Dated September 1, 1956	Supplemental Indenture Dated October 1, 1992
Supplemental Indenture Dated August 1, 1957	Supplemental Indenture Dated April 1, 1993
Supplemental Indenture Dated July 1, 1958	Supplemental Indenture Dated December 1, 1993
Supplemental Indenture Dated December 1, 1960	Supplemental Indenture Dated February 1, 1994
Supplemental Indenture Dated August 1, 1961	Supplemental Indenture Dated October 1, 1994

Supplemental Indenture Dated June 1, 1962	Supplemental Indenture Dated June 1, 1995
Supplemental Indenture Dated September 1, 1963	Supplemental Indenture Dated April 1, 1997
Supplemental Indenture Dated August 1, 1966	Supplemental Indenture Dated March 1, 1998
Supplemental Indenture Dated June 1, 1967	Supplemental Indenture Dated May 1, 1999
Supplemental Indenture Dated October 1, 1967	Supplemental Indenture Dated June 1, 2000
Supplemental Indenture Dated May 1, 1968	Supplemental Indenture Dated August 1, 2000
Supplemental Indenture Dated October 1, 1969	Supplemental Indenture Dated June 1, 2002
Supplemental Indenture Dated February 1, 1971	Supplemental Indenture Dated July 1, 2002
Supplemental Indenture Dated May 1, 1971	Supplemental Indenture Dated August 1, 2002
Supplemental Indenture Dated February 1, 1972	Supplemental Indenture Dated May 1, 2003
Supplemental Indenture Dated January 1, 1973	Supplemental Indenture Dated August 1, 2003
Supplemental Indenture Dated January 1, 1974	Supplemental Indenture Dated July 1, 2005
Supplemental Indenture Dated September 1, 1974	Supplemental Indenture Dated May 1, 2006
Supplemental Indenture Dated April 1, 1975	Supplemental Indenture Dated June 1, 2007
Supplemental Indenture Dated May 1, 1975	Supplemental Indenture Dated March 1, 2008
Supplemental Indenture Dated March 1, 1976	Supplemental Indenture Dated November 1, 2009

Supplemental Indenture Dated June 1, 1981	Supplemental Indenture Dated August 1, 2010
Supplemental Indenture Dated December 1, 1981	Supplemental Indenture Dated August 1, 2012
Supplemental Indenture Dated May 1, 1983	Supplemental Indenture Dated May 1, 2013
SECTION 4.06. The property covered by this Financing Statement also shall secure additional series of First Mortgage Bonds of the debtor which may be issued from time to time in the future in accordance with the provisions of the Indenture.
ARTICLE V
MISCELLANEOUS
SECTION 5.01. The recitals of fact herein, except the recital that the Trustee has duly determined to execute this Supplemental Trust Indenture and be bound, insofar as it may lawfully so do, by the provisions hereof and in the bonds shall be taken as statements of the Company and shall not be construed as made by the Trustee. The Trustee makes no representations as to the value of any of the property subject to the lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture or of the bonds issued under the Indenture by virtue hereof (except the Trustee’s certificate) and the Trustee shall incur no responsibility in respect of such matters.
SECTION 5.02. This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.
SECTION 5.03. (a) If any provision of the Indenture or this Supplemental Trust Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provision shall control.
(b)    In case any one or more of the provisions contained in this Supplemental Trust Indenture or in the bonds issued hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.
SECTION 5.04. Wherever in this Supplemental Trust Indenture the word “Indenture” is used without the prefix “1937,” “Original,” “Restated,” or “Supplemental,” such word was used intentionally to include in its meaning both the 1937 Indenture, as amended and restated by the Restated Indenture, and all indentures supplemental thereto.

SECTION 5.05. Wherever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.
SECTION 5.06. (a) This Supplemental Trust Indenture may be executed simultaneously in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.
(b)    The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
The total aggregate amount of obligations to be issued forthwith under this Supplemental Trust Indenture shall not exceed $300,000,000.
_______________

IN WITNESS WHEREOF, on this 2nd day of May, A.D. 2014, NORTHERN STATES POWER COMPANY, a Minnesota corporation, party of the first part, has caused its corporate name and seal to be hereunto affixed and this Supplemental Trust Indenture effective May 1, 2014, to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor trustee to Harris Trust and Savings Bank and BNY Midwest Trust Company), a national banking association, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this Supplemental Trust Indenture effective May 1, 2014, to be signed by its President, a Vice President or an Assistant Vice President.

NORTHERN STATES POWER COMPANY /s/ George E. Tyson II By: George E. Tyson II Its: Vice President and Treasurer
Attest: /s/ Tara M. Heine By: Tara M. Heine Its: Assistant Secretary
Executed by Northern States Power Company in the presence of: /s/ Mary P. Schell Witness: Mary P. Schell /s/ Kaydra A. Kirtz Witness: Kaydra A. Kirtz	(CORPORATE SEAL)

[Signature page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee /s/ Michael Countryman By: Michael Countryman Its: Vice President

[Signature page to Supplemental Indenture]

State of Minnesota	)
	)	SS.:
County of Hennepin	)

George E. Tyson II and Tara M. Heine, being severally duly sworn, each deposes and says that they are Vice President and Treasurer and Assistant Secretary, respectively, of Northern States Power Company, the corporation described in and which executed the within and foregoing Supplemental Trust Indenture, as mortgagor; and each for himself or herself further says that said Supplemental Trust Indenture was executed in good faith, and not for the purpose of hindering, delaying, or defrauding any creditor of the said mortgagor.

/s/ George E. Tyson II George E. Tyson II	/s/ Tara M. Heine Tara M. Heine

State of Minnesota	)
	)	SS.:
County of Hennepin	)

On this 2nd day of May, A.D. 2014, before me, Sharon M. Quellhorst, a Notary Public in and for said County in the State aforesaid, personally appeared George E. Tyson II and Tara M. Heine to me personally known, and to me known to be the Vice President and Treasurer and Assistant Secretary, respectively, of Northern States Power Company, one of the corporations described in and which executed the within and foregoing instrument, and who, being by me severally duly sworn, each for himself or herself, did say that he or she, the said George E. Tyson II is a Vice President and Treasurer and Tara M. Heine is an Assistant Secretary, of said Northern States Power Company, a corporation; that the seal affixed to the within and foregoing instrument is the corporate seal of said corporation, and that said instrument was executed on behalf of said corporation by authority of its stockholders and board of directors; and said George E. Tyson II and Tara M. Heine each acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.
WITNESS my hand and notarial seal, this 2nd day of May, A.D. 2014.

/s/ Sharon M. Quellhorst Sharon M. Quellhorst Notary Public My commission expires: January 31, 2015
(Notary Seal)

State of Illinois	)
	)	SS.:
County of Cook	)

Michael Countryman, being duly sworn, for himself deposes and says that he, the said Michael Countryman, is Vice President, of The Bank of New York Mellon Trust Company, N.A., the national banking association described in and which executed the within and foregoing Supplemental Trust Indenture, as mortgagee; and Michael Countryman further says that said Supplemental Trust Indenture was executed in good faith.

/s/ Michael Countryman Michael Countryman

State of Illinois	)
	)	SS.:
County of Cook	)

On this 2nd day of May, A.D. 2014, before me, Colleen Sketch, a Notary Public in and for said County in the State aforesaid, personally appeared Michael Countryman to me personally known, and to me known to be a Vice President of The Bank of New York Mellon Trust Company, N.A., the national banking association described in and which executed the within and foregoing instrument, and who, being by me severally duly sworn, did say that Michael Countryman is a Vice President of The Bank of New York Mellon Trust Company, N.A., the national banking association; and that said instrument was executed on behalf of said association by authority of its board of directors; and said Michael Countryman acknowledged said instrument to be the free act and deed of said association and that such association executed the same.
WITNESS my hand and notarial seal, this 2nd day of May, A.D. 2014.

/s/ Colleen Sketch Colleen Sketch Notary Public, State of Illinois My commission expires: May 20, 2017
(Notary Seal)

SCHEDULE A

The property referred to in Article I of the foregoing Supplemental Trust Indenture from Northern States Power Company to The Bank of New York Mellon Trust Company N.A. as successor trustee to Harris Trust and Savings Bank, effective as of May 1, 2014, includes the following property hereafter more specifically described. Such description, however, is not intended to limit or impair the scope or intention of the general description contained in the granting clauses or elsewhere in the Indenture.

I. PROPERTIES IN THE STATE OF MINNESOTA

1.	The following described real property, situate, lying and being in the County of Goodhue, to wit:

North Rochester Substation

The Northwest Quarter of the Northeast Quarter and the North 200 feet of the Northeast Quarter of the Northeast Quarter, Section 30, Township 109 North, Range 15 West, Goodhue County, Minnesota, EXCEPT that part taken for highway right of way as shown on Minnesota Department of Transportation Right of Way Plan No. 25-17. (Part of Property Identification Number 39-030-0200).

2.	The following described real property, situate, lying and being in the County of Hennepin, to wit:

Meadow Lake Substation – (Torrens)

Lot 7, Block 1, Ryan Business Center, Subject to utility and drainage easements as shown on plat; Together with public roadway and utility easements as contained in deed Doc. No. 1306356 over other land, for the benefit of above land.

Midtown Substation

Lots 6, 7 and 8, Block 2, Hobart’s 2nd Addition to Minneapolis, according to the recorded plat thereof on file and of record in the office of the County Recorder of Hennepin County, Minnesota.

3.	The following described real property, situate, lying and being in the County of Sibley, to wit:

Arlington Substation

Lot 1, Block 1, Ed. Frenzel’s Addition to the Village (now City) of Arlington, according to the recorded plat thereof, and situate in Sibley County, Minnesota.

4.	The following described real property, situate, lying and being in the County of Stearns, to wit:

Wobegon Trail Substation

That part of Lot 49 of Auditor’s Subdivision No. 5 in the Village of Freeport, Stearns County, Minnesota, described as follows: Beginning at the intersection of the southerly right of way line of the Wobegon State Trail (FKA as the Great Northern R.R.) and the west right of way line of

Elm Street (now vacated) as shown on the Map of The Town-Site of Freeport according to the recorded plat thereof, thence South 25 degrees 04 minutes 00 seconds West, along said west right of way line, 240.66 feet; thence North 60 degrees 41 minutes 37 seconds West, 460.06 feet; thence North 29 degrees 18 minutes 23 seconds East, 238.41 feet to said southerly right of way line of said Wobegon State Trail; thence southeasterly along said southerly right of way line to the point of beginning; Together with a permanent, non-exclusive easement for ingress and egress purposes over vacated 3rd Street (f/k/a 4th Avenue) and 3rd Avenue SW (k/n/a Elm Street).

5.	The following described real property, situate, lying and being in the County of Waseca, to wit:

Waseca Substation

All of Lot 4, EXCEPT the South 50 feet of the West 10 feet of said Lot 4, Block 1, South Addition to the Village, now City, of Waseca, according to the recorded plat thereof, and situate in Waseca County, Minnesota.

6.	The following described real property, situate, lying and being in the County of Washington, to wit:

Hugo Training Center Expansion

LOT 1, BLOCK 1, ROY MOLITOR SECOND ADDITION

II. PROPERTIES IN THE STATE OF NORTH DAKOTA

1.	The following described real property, situate, lying and being in the County of Cass, to wit:

Bison Substation

Lot 1, Block 1, Bison Substation Subdivision, Cass County, North Dakota.

III. PROPERTIES IN THE STATE OF SOUTH DAKOTA

1.	The following described real property, situate, lying and being in the County of Brookings, to wit:

Brookings County Substation

The East 200.00 feet of the South 1320.00 feet of the North 1420.00 feet of the Southeast Quarter of Section Twenty-Five (25), Township One Hundred Eleven (111) North, Range Forty Eight (48) West of the Fifth Principal Meridian, Brookings County, South Dakota.

IV. TRANSMISSION LINES OF THE COMPANY

The electric transmission lines of the Company, including towers, poles, pole lines, wires switch racks, switchboards, insulators and other appliances and equipment, and all other property forming a part thereof or appertaining thereto, and all service lines extending therefrom; together with all rights for or relating to the construction, maintenance of operation thereof, through, over, under or upon any private property of public street or highways within as well as without the corporate limits of any municipal corporation, and particularly the following described lines, to wit:

IN THE STATE OF MINNESOTA

1.	Line 0519

Lincoln County
Sections 25, 35 & 36, Township 110 North, Range 46 West

2.	Line 0705

Rice County
Section 11, Township 111 North, Range 20 West

3.	Line 0712

Dakota County
Sections 13 & 14, Township 112 North, Range 18 West

Goodhue County
Sections 19 & 30, Township 112 North, Range 17 West
Sections 13 & 14, Township 112 North, Range 18 West

4.	Line 0721

Renville County
Section 6, Township 112 North, Range 33 West
Section 1, Township 112 North, Range 34 West

Sibley County
Section 6, Township 112 North, Range 29 West
Section 1, township 112 North, Range 30 West

5.	Line 0722

Renville County
Sections 1 & 2, Township 112 North, Range 34 West

6.	Line 0723

Meeker County
Section 18, Township 117 North, Range 32 West

7.	Line 0748

McLeod County
Section 31, Township 115 North, Range 29 West

8.	Line 0771

McLeod County
Sections 2, 10, 11, 15, 16 & 17, Township 115 North, Range 27 West
Section 1, Township 116 North, Range 27 West

9.	Line 0777

Dakota County
Section 33, Township 27 North, Range 22 West
Section 13, Township 115 North, Range 19 West

10.	Line 0780

Dakota County
Section 33, Township 27 North, Range 22 West
Section 13, Township 115 North, Range 19 West

11.	Line 0781

Sibley County
Section 6, Township 112 North, Range 29 West
Section 1, Township 112 North, Range 30 West

12.	Line 0790

Meeker County
Section 34, Township 119 North, Range 29 West

13.	Line 0825

Pipestone County
Sections 2, 11 & 12, Township 106 North, Range 46 West

14.    Line 0826

Pipestone County
Sections 11 & 12, Township 106 North, Range 46 West

15.    Line 0831

Hennepin County
Sections 29 & 30, Township 118 North, Range 23 West

16.    Line 0837

Renville County
Section 1, Township 112 North, Range 34 West

17.    Line 0840

Hennepin County
Section 26, Township 29 North, Range 24 West

18.    Line 0844

Carver County
Section 24, Township 115 North, Range 24 West

19.    Line 0857

Hennepin County
Section 18, Township 116 North, Range 21 West

20.    Line 0876

Renville County
Sections 1 & 2, Township 112 North, Range 34 West

21.    Line 0979

Goodhue County
Sections 19 & 30, Township 109 North, Range 15 West

22.    Line 5401

Stearns County
Sections 7 & 18, Township 121 North, Range 28 West
Sections 11 & 12, Township 121 North, Range 29 West

Wright County
Section 30, Township 121 North, Range 27 West
Sections 15, 16, 17, 18, 22, 23, 24 & 25, Township 121 North, Range 28 West

23.    Line 5408

Pipestone County
Section 12, Township 106 North, Range 46 West

24.    Line 5552

Carver County
Section 6, Township 115 North, Range 25 West
Sections 1, 2, 4, 5, 6, 9, 10 &11, Township 115 North, Range 26 West
Sections 31 & 32, Township 116 North, Range 25 West

McLeod County
Section 6, Township 115 North, Range 26 West
Sections 1, 2, 10, 11, 15, 16 & 17, Township 115 North, Range 27 West

25.
An undivided tenant in common interest to Transmission Line No. 5310, such ownership interest to be in accordance with the Asset Ownership Percentages described in Section 3. 1. 3. 1. 2 of the Project Participation Agreement dated as of August 18, 2010, for the CapX2020 Transmission Project.

Goodhue County
Sections 30 & 31, Township 109 North, Range 15 West
Section 36, Township 109 North, Range 16 West

Olmsted County
Sections 7 & 8, Township 107 North, Range 14 West
Sections 2, 11 & 12, Township 107 North, Range 15 West
Sections 4, 6, 7, 8, 9, 10, 15, 22, 26, 27 & 35, Township 108 North, Range 15 West
Section 36, Township 109 North, Range 16 West

IN THE STATE OF NORTH DAKOTA

1.    Line 0839

Cass County
Sections 3 & 10, Township 139 North, Range 49 West

2.    Line 0866

Cass County
Section 10, Township 139 North, Range 49 West

IN THE STATE OF SOUTH DAKOTA

1.    Line 0877

Lincoln County
Sections 19, 20 & 21, Township 100 North, Range 50 West
Sections 13 & 24, Township 100 North, Range 51 West

This instrument was drafted by Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota 55401.

Tax statements for the real property described in this instrument should be sent to Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota 55401.

Return recorded document(s) to Bonnie Anderson, Xcel Energy, 414 Nicollet Mall (MP-7B), Minneapolis, Minnesota 55401.